EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Fourth Quarter Diluted Net Income of $0.29 per Unit; Declares a $0.29 per Unit Cash Distribution

New York, NY, January 21, 2009 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended December 31, 2008.

AllianceBernstein Holding (The Publicly Traded Partnership):

•	Diluted net income per Unit for the quarter ended December 31, 2008 was $0.29, a decrease of 73% from $1.06 for the same period in 2007.

•
Distribution per Unit for the fourth quarter of 2008 will be $0.29, a decrease of 73% from $1.06 for the same period in 2007.  The distribution is payable on February 12, 2009 to holders of record of AllianceBernstein Holding Units at the close of business on February 2, 2009.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at December 31, 2008 were $462 billion, a 42% decrease from a year ago, due to net outflows and substantial market depreciation.

•
Net outflows for the three months ended December 31, 2008 were $23 billion, consisting of Institutional Investments net outflows of $10 billion, Retail net outflows of $9 billion and Private Client net outflows of $4 billion.

•
Net outflows for the twelve months ended December 31, 2008 were $44 billion, consisting of Retail net outflows of $25 billion, Institutional Investments net outflows of $14 billion and Private Client net outflows of $5 billion.

“Capital markets plummeted during the final quarter of 2008, leading to substantially negative investment returns for clients. Absolute and relative investment performance for the full year was poor, the result of our investments in non-US markets and, separately, in sectors with exposure to global credit risks across most of our investment services,” said Peter S. Kraus, Chairman and Chief Executive Officer.

“Total net outflows accelerated sequentially during the fourth quarter from $15 billion to $23 billion, owing to increased outflows in our Institutional Investments and Private Client channels.  Furthermore, tepid new account sales caused our pipeline of won but unfunded Institutional mandates to decline to $8 billion from $14 billion at the end of the third quarter.  Assets under management declined by $338 billion year-over-year, with negative investment returns accounting for $294 billion, or 87% of the decrease.  Full-year net outflows were $44 billion, or 5.5% of assets under management at year-end 2007.

“Sharply lower assets under management led to significantly lower revenues.  Fourth quarter revenues fell by 50% versus the same period in 2007, primarily the result of a 43% drop in advisory fees.  Furthermore, we recorded losses on investments related to employee deferred compensation of $132 million, which was significantly higher than the loss in the prior-year quarter.

“Operating expenses declined by 37% versus the prior-year quarter, principally due to lower cash and deferred incentive compensation.  Notably, fourth quarter expenses were negatively impacted by approximately $62 million in charges associated with workforce reductions as well as expenses related to the retirement of our former CEO.  These factors, partially offset by a reversal of approximately $13 million in tax reserves from audit years closed due to settlements with tax authorities, resulted in a 73% decline in fourth quarter net income per Unit for the holding company to $0.29.

“Full-year revenues were down 22%, led by a 16% decline in advisory fees.  Losses on investments related to employee deferred compensation totaled $325 million for the year versus a slight gain in 2007.  However, on a positive note, our Institutional Research Services revenues grew 11% year-over-year to a record $472 million, as strong growth in the US was partially offset by a modest decline in our European operations.  Full-year operating expenses declined by 17%, primarily the result of lower incentive compensation and distribution expenses, the latter driven by lower assets under management.  As a result, 2008 net income per Unit fell to $2.81, or 35% compared to 2007.

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“As we anticipated, our workforce reduction efforts were nearly complete as we exited 2008.  We ended the year with 4,997 employees, 12% less than the peak reached in the third quarter of 2008.  This reduction will generate annual savings in excess of $70 million.  However, if a worsening of economic and capital markets conditions occurs, we may consider additional measures.

“As we enter the new year, I am confident that AllianceBernstein possesses the intellectual capital, financial strength and other resources necessary to capitalize on an eventual recovery of the global capital markets, which will benefit our clients, employees and Unitholders,” concluded Mr. Kraus.

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2008 RESULTS
JANUARY 21, 2009 AT 5:00 P.M. (Eastern Standard Time)

AllianceBernstein’s management will review fourth quarter 2008 financial and operating results on Wednesday, January 21, 2009, during a conference call beginning at 5:00 p.m. (EST), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EST) scheduled start time. The conference ID# is 79945911.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2008 financial results on January 21, 2009.

A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EST) on January 21, 2009 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available via webcast for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 79945911.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At December 31, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 34.3% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.0% of the AllianceBernstein Units at December 31, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 62.4% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of our Form 10-Q for the quarter ended September 30, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above and below could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our backlog of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
An eventual recovery of the global capital markets:  Historical performance is not necessarily indicative of future results or market movements.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
DECEMBER 31, 2008
(unaudited, $ thousands)

	Three Months Ended		Twelve Months Ended
	12/31/08	12/31/07	12/31/08	12/31/07
Revenues:
Investment Advisory & Services Fees	$514,428	$895,227	$2,839,526	$3,386,188
Distribution Revenues	64,477	121,997	378,425	473,435
Institutional Research Services	118,122	118,198	471,716	423,553
Dividend and Interest Income	20,501	72,972	91,752	284,014
Investment Gains (Losses)	(162,078)	(40,284)	(349,172)	29,690
Other Revenues	28,739	31,668	118,436	122,869
Total Revenues	584,189	1,199,778	3,550,683	4,719,749
Less: Interest Expense	3,667	30,392	36,524	194,432
Net Revenues	580,522	1,169,386	3,514,159	4,525,317

Expenses:
Employee Compensation & Benefits	264,207	470,446	1,454,691	1,833,796
Promotion & Servicing:
Distribution Plan Payments	46,474	86,378	274,359	335,132
Amortization of Deferred Sales Commissions	17,250	22,228	79,111	95,481
Other	42,853	69,856	207,506	252,468
General & Administrative	131,872	153,955	539,198	574,506
Interest on Borrowings	1,144	3,486	13,077	23,970
Amortization of Intangible Assets	5,179	5,179	20,716	20,716
	508,979	811,528	2,588,658	3,136,069

Operating Income	71,543	357,858	925,501	1,389,248
Non-Operating Income	5,464	4,190	18,728	15,756

Income before Income Taxes and Non-Controlling Interest in Earnings of Consolidated Entities	77,007	362,048	944,229	1,405,004

Income Taxes	2,424	41,550	90,718	127,845
Non-Controlling Interest in Earnings of Consolidated Entities	(22,481)	10,766	9,186	16,715

NET INCOME	$97,064	$309,732	$844,325	$1,260,444

Operating Income Margin(1)	16.2%	29.7%	26.1%	30.3%
(1)  Operating Margin = (Operating Income + Non-Controlling Interest in Earnings)/Net Revenues.

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended		Twelve Months Ended
	12/31/08	12/31/07	12/31/08		12/31/07

Equity in Earnings of Operating Partnership	$32,365	$102,299	$280,340		$415,256

Income Taxes	6,643	10,147	33,910		39,104

NET INCOME	25,722	92,152	246,430		376,152

Additional Equity in Earnings of Operating Partnership(1)	-	898	1,127		5,146

NET INCOME - Diluted(2)	$25,722	$93,050	$247,557		$381,298

DILUTED NET INCOME PER UNIT	$0.29	$1.06	$2.81		$4.32

DISTRIBUTION PER UNIT	$0.29	$1.06	$2.68	(3)	$4.33

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.
(3) Excludes insurance recoveries related to class action claims processing error.

ALLIANCEBERNSTEIN L.P. AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
DECEMBER 31, 2008

		Weighted Average Units Three Months Ended		Weighted Average Units Twelve Months Ended
	Period End Units	Basic	Diluted	Basic	Diluted

AllianceBernstein L.P.	263,717,610	261,378,677	261,378,677	260,965,095	261,496,350

AllianceBernstein Holding	90,323,767	87,984,834	87,984,834	87,571,252	88,102,507

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED DECEMBER 31, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$378.6	$125.8	$85.2	$589.6

Sales/New accounts	5.8	3.6	1.8	11.2
Redemptions/Terminations	(12.5)	(10.1)	(3.3)	(25.9)
Cash flow	(3.6)	(2.2)	(2.1)	(7.9)
Unreinvested dividends	-	(0.3)	(0.3)	(0.6)
Net outflows	(10.3)	(9.0)	(3.9)	(23.2)

Transfers(1)	(10.3)	10.3	-	-

Market depreciation	(66.6)	(25.5)	(12.3)	(104.4)

End of Period	$291.4	$101.6	$69.0	$462.0

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED DECEMBER 31, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$508.1	$183.2	$109.1	$800.4

Sales/New accounts	38.5	23.3	11.0	72.8
Redemptions/Terminations	(34.9)	(39.8)	(8.3)	(83.0)
Cash flow	(18.0)	(7.6)	(6.7)	(32.3)
Unreinvested dividends	-	(1.0)	(0.7)	(1.7)
Net outflows	(14.4)	(25.1)	(4.7)	(44.2)

Transfers(1)	(10.6)	10.6	-	-

Market depreciation	(191.7)	(67.1)	(35.4)	(294.2)

End of Period	$291.4	$101.6	$69.0	$462.0

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT DECEMBER 31, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$22.6	$12.0	$13.3	$47.9
Global & International	84.8	28.1	11.6	124.5
	107.4	40.1	24.9	172.4
Growth
U.S.	16.1	8.5	8.4	33.0
Global & International	38.0	11.6	5.7	55.3
	54.1	20.1	14.1	88.3

Total Equity	161.5	60.2	39.0	260.7

Fixed Income:
U.S.	66.2	9.8	29.3	105.3
Global & International	51.0	20.2	0.6	71.8
	117.2	30.0	29.9	177.1

Other(1)
U.S.	6.6	9.9	-	16.5
Global & International	6.1	1.5	0.1	7.7
	12.7	11.4	0.1	24.2

Total:
U.S.	111.5	40.2	51.0	202.7
Global & International	179.9	61.4	18.0	259.3
	$291.4	$101.6	$69.0	$462.0

(1) Includes Index, Structured and Asset Allocation services.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	12/31/08	12/31/07	12/31/08	12/31/07

Ending Assets Under Management	$462.0	$800.4	$462.0	$800.4

Average Assets Under Management	$496.7	$814.5	$665.1	$776.4

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT DECEMBER 31, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$139.3	$76.7	$67.0	$283.0
Non-U.S. Clients	152.1	24.9	2.0	179.0
Total	$291.4	$101.6	$69.0	$462.0

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